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                      CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-4, No. 33-56603) and related Prospectus of Mercantile Bancorporation, Inc. for the registration of 2,625,533 shares of its common stock, our report dated March 7, 1994, with respect to the consolidated financial statements of TCBankshares, Inc. included in Mercantile Bancorporation, Inc.'s Current Report on Form 8-K dated December 21, 1994, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP

Little Rock, Arkansas
December 21, 1994